                                                                    Exhibit 99.1


                     [LOGO OF ENTRAVISION COMMUNICATIONS]


 ENTRAVISION COMMUNICATIONS REVISES 2001 FIRST QUARTER AND FULL YEAR FINANCIAL
                                 EXPECTATIONS

                Announces $35 million Stock Repurchase Program

Santa Monica, CA, March 19, 2001 - Entravision Communications Corporation (NYSE:
EVC) announced today that it has revised financial expectations for the 2001 first quarter and full-year. For the first quarter ended March 31, 2001, the company expects to report revenue of approximately $43 million, broadcast cash flow of approximately $10.7 million, EBITDA of approximately $7.0 million and after tax cash flow of approximately $2.7 million. For the full-year of 2001, the company expects to report revenue of approximately $219-$225 million, broadcast cash flow of approximately $79-$83 million, EBITDA of approximately $63-$67 million and after tax cash flow of approximately $48-$51 million. Entravision's first quarter and full-year estimates continue to be impacted by the weak economic environment and subsequent reduction in advertising expenditures.

The following is the revised pro forma (includes all 2000 acquisitions and dispositions as if consummated on January 1, 2000) guidance for the first quarter of 2001:

                            Q1 2001        Q1 2001       Q1 2001         Q1 2001         Q1 2000
                            Initial         Board         Radio          Revised           8K
                            Guidance      Adjustment     Reclass        Guidance         (2)(3)         % Chg
                           ---------    ------------  -------------    ---------        -------        -------
Television                    $18.3         $18.3          $18.3         $18.9           $16.1           17.0%
Radio                          14.0          14.0           14.0          12.9            14.2           -9.0
Outdoor                         6.7           7.5 (1)        7.5           6.5             8.0          -19.0
Print                           4.5           4.5            4.5           4.7             4.6            2.0
Total Revenue                  43.5          44.3           44.3          43.0            42.9            0.0

Operating Expenses             29.2          30.3 (1)       31.3 (2)      32.3            31.4            3.0

Broadcast Cash Flow            14.3          14.0           13.0          10.7            11.5           -7.0

Corporate Overhead              5.9           5.9            4.9 (2)       3.7             3.3           12.0

EBITDA                          8.5           8.1            8.1           7.0             8.2          -15.0

ATCF                            3.9           3.7            3.7           2.7              --             --

(1) Reflects add back of operating results for sale of boards which has not occurred (revenue of $831,000 and operating expenses of $1,139,000).
(2) Reflects reclassification of radio expenses from corporate overhead to operating expenses.
(3) Reflects adjustments to operations as reported in the 8K filed on February 28, 2001.

                                  -continued-
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                                                                     Page 2 of 3

The following is the revised pro forma (includes all 2000 acquisitions and dispositions as if consummated on January 1, 2000) guidance for the full-year of 2001:


                               2001          2001          2001           2001           2000
                             Initial         Board         Radio         Revised          8K
                             Guidance      Adjustment     Reclass       Guidance        (2)(3)          % Chg
                             --------      ----------     -------       --------        -------         -------
Television                     $95.0         $95.0         $95.0         $93-95          $81.6          14-16%
Radio                           78.0          78.0          78.0          70-72           70.6          (1)-2
Outdoor                         41.0          47.0 (1)      47.0          36-37           41.8        (14)-(11)
Print                           22.0          22.0          22.0          20-21           20.5          (2)-2
Total Revenue                  236.0         242.0         242.0        219-225          214.5            2-5

Operating Expenses             145.0         150.0 (1)     154.0 (2)    140-142          140.9          (1)-1

Broadcast Cash Flow             91.0          92.0          88.0          79-83           73.6           7-13

Corporate Overhead              23.0          23.0          19.0 (2)       16.0           15.3              4

EBITDA                          68.0          69.0          69.0          63-67           58.3           8-15

ATCF                            51.0          52.0          52.0          48-51             --             --

(1) Reflects add backs of operating results for sale of boards which has not occurred (revenue of $6 million and operating expenses of $5 million).
(2) Reflects reclassification of radio expenses from corporate overhead to operating expenses.
(3) Reflects adjustments to operations as reported in the 8K filed on February 28, 2001.

     On a pro forma basis, which includes all 2000 acquisitions and dispositions as if consummated on January 1, 2000, the company expects to report first quarter 2001 revenue flat with the first quarter of 2000, a broadcast cash flow decrease of 7% and an EBITDA decrease of 15%. On a segment pro forma basis for the first quarter of 2001, the company expects revenue to increase 17% in its TV division, decrease 9% in its Radio division, decrease 19% in its Outdoor division and increase 2% in its Print division.

     On a pro forma basis, the company expects to report full year 2001 revenue growth of 2%-5%, broadcast cash flow growth of 7%-13%, EBITDA growth of 8%-15% and after tax cash flow of $48-$51 million.

     In addition, Entravision announced today that it has reclassified certain corporate expenses as operating expenses relating to the Radio division. The company previously reported corporate overhead of $18.9 million and operating expenses of $138.2 million for the twelve-month period ended December 31, 2000. The company has reclassified $3.6 million of 2000 corporate overhead to operating expenses related to the Radio division. The reclassification includes radio programming and operating expenses that historically had been included in corporate overhead of the two radio companies purchased in 2000. These expenses include salaries and wages, insurance, supplies and rent. The reclassification is consistent with the methodology our peers are using and will result in a more accurate operating margin and corporate overhead comparison.

                                  -continued-

     Entravision also announced that its Board of Directors has approved a stock repurchase program under which the company is authorized to repurchase up to $35 million of its outstanding common stock from time to time in open market transactions at prevailing market prices, block trades and private repurchases. The extent and timing of any repurchases will depend on market conditions and other factors.

     Walter Ulloa, Chairman and CEO of Entravision, commented, "Our revised guidance reflects the impact of continued weakness in advertising expenditures across our markets concurrent with the slowdown in the economy. We remain cautiously optimistic that advertising spending will begin to improve slightly in the second half of 2001. In the meantime, we are focused on controlling our operating costs, improving efficiencies across our asset base, increasing our TV and radio station ratings and developing our stick broadcasting properties. The recent US census report validates the rapid growth of the Hispanic population and highlights the sizeable revenue gap that exists between Spanish media and the advertising community. As the only Spanish language media company with a portfolio spanning TV, radio, outdoor and publishing, we are uniquely positioned to benefit as the economy begins to recover. Our stock repurchase program is a reflection of our Board's confidence in our strategy and our belief that our asset base is undervalued."

     Entravision Communications will hold a conference call to discuss today's announcement at 5:15 p.m. EST today Monday March 19, 2001. The live call can be accessed by dialing 212-231-6043 or via the Internet at www.entravision.com. A
                                                        -------------------
48 hour replay of the call will be available by dialing 800-633-8284, reservation code 18334074, and will be archived on the corporate website www.entravision.com for two weeks.
-------------------

     Entravision Communications Corporation is a diversified Spanish-language media company utilizing a combination of television, radio, outdoor and publishing operations to reach approximately 80% of Hispanic consumers across the United States, as well as the border markets of Mexico. Entravision is the largest affiliate group of the top-ranked Univision television network, with
stations in 18 of the nation's top-50 Hispanic markets.   The company also
operates the nation's largest centrally programmed Spanish-language radio network which serves 23 markets via 57 owned and operated radio stations and 47 affiliates. The company's publishing operations include El Diario/La Prensa in New York City, the nation's oldest major Spanish-language newspaper. Entravision's outdoor displays target Hispanic consumers in New York and Los Angeles, the country's two largest Hispanic markets, with collectively over 10 million Hispanic consumers. Entravision shares of Class A Common Stock are traded in the New York Stock Exchange under the symbol: EVC.

     Certain statements contained in this release are forward looking. Although Entravision Communications Corporation believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from expectations. For important factors that may cause actual results to differ materially from expectations and assumptions, see the company's prospectus, dated August 2, 2000.

                                     # # #
CONTACTS:
Mike Smargiassi/Kim Holt
Brainerd Communicators, Inc.
212-986-6667
smarg@braincomm.com / holt@braincomm.com.
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